SEVERANCE AND NON-COMPETITION AGREEMENT


         This Agreement is entered into by and between Mr. Kevin Dean, Vice President, Mortgage Banking Operations (the "Executive") and Ipswich Savings Bank (the "Bank") and shall be effective as of the 8th day of November, 2001 (the "Effective Date").

WHEREAS, the Board of Directors of the Bank desires to assure that the Executive, in the Executive's capacity as an officer of the Bank, will consider the prospect of a "change of control" (as defined in Section 1(A) below) of the Bank in an objective manner; and

WHEREAS, the Executive desires to commit himself to serve the Bank to the best of his ability;

NOW, THEREFORE, in consideration of the foregoing and the agreements of the parties herein contained, the parties hereto agree as follows:

1. Consequences of Termination of the Executive's Employment Following Change of Control. If, within three months following a "change of control" (as defined in subsection (A) below), the Executive's employment is terminated by the Executive following a reduction of the Executive's annual base compensation (other than a reduction which is based on the Bank's financial performance and is similar to the reduction made to the compensation provided to each other officer of the
Bank), the Executive (or the Executive's estate, if applicable) shall receive such compensation as is provided to the Executive pursuant to subsection (C) below. Similarly, if the Executive's employment is terminated without "cause" (as defined in subsection (B) below) by the Bank within six months following a "change of control" (as defined in subsection (A) below), the Executive (or the Executive's estate, if applicable) shall receive such compensation as is provided to the Executive pursuant to subsection (C) below.

         (A) For the purposes of this Section "change of control" shall mean the occurrence of any one or more of the following three events:

                  (1) after the Effective Date, any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than the Bank, becomes a "beneficial owner" (as such term is defined in Rule 13d-3 as promulgated under the Securities Exchange Act of 1934) directly or indirectly of securities representing 25% or more of the total number of votes that may be cast for the election of Directors of the Bank and two thirds of the Board of Directors of the Bank (the "Board") has not consented to such event prior to its occurrence or within sixty (60) days thereafter, provided that if the consent occurs after the event, it shall only be valid for the purposes of this paragraph (i) if a majority of the consenting Board is comprised of Directors of the Bank who were Directors of the Bank immediately prior to the event;

                  (2) within six months after a merger, consolidation or sale of assets involving the Bank, or a contested election of a Bank Director, or any


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combination of the foregoing, the individuals who were Directors of the Bank immediately prior thereto shall cease to constitute a majority of the Board; or

                  (3) within six months after a tender offer or exchange offer for voting securities of the Bank (other than by the Bank), the individuals who were Directors of the Bank immediately prior thereto shall cease to constitute a majority of the Board; or

                  (4) within six months after an acquisition in which the Bank becomes a wholly-owned subsidiary of a bank holding company, individuals who were Directors of the Bank immediately prior to such acquisition shall not constitute a majority of the Board of Directors of the parent bank holding company.

         (B) For purposes of this Section 1, "cause" shall mean activities which have had an adverse effect on the financial strength or stability of the Bank; neglect of duties for which employed (other than on account of a medically determinable disability which renders the Executive incapable of performing such services); committing fraud, misappropriation or embezzlement in the performance of duties as an employee of the Bank; conviction of a felony involving a crime of moral turpitude; or engaging in conduct injurious to the Bank.

         (C) If the Executive becomes entitled to receive compensation pursuant to this Section, he shall receive a lump-sum payment from the Bank within 30 days of the termination of his employment in the amount of six (6) months salary of the Executive (at the then applicable annual base salary rate of the Executive, exclusive of bonuses or commissions).

2. Employment Status. This Agreement is not an agreement for the employment of the Executive and shall confer no rights on the Executive except as herein expressly provided.

3.       Exclusivity Covenant; Non-Competition.

         (A) Except with the prior written consent of the Board, the Executive will not while in the employ of the Bank, undertake or engage in any other employment occupation or business enterprise. Further, the Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest, in the areas where the Bank maintains banking offices, adverse or antagonistic to the Bank, its business or prospects, financial or otherwise, or take any action towards any of the foregoing, except for any investment representing less than one percent (1%) of the voting shares of any publicly-held corporation.

         (B) During the Executive's employment by the Bank hereunder and during a period of one year following the date of termination of his employment with the Bank for any reason, the Executive will not, directly or indirectly whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, or through any Person (as defined below), compete in the Bank's market area (defined as Essex County, Massachusetts) with the banking or any other business conducted by the Bank or any Subsidiary during the period of his employment hereunder, nor will he attempt to hire any employee of the Bank, assist in such hiring by any other Person, encourage any such employee to terminate his or her relationship with the Bank or encourage any customer to conduct with any other Person any business or activity which such customer conducts or could conduct with the Bank.


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4.       Assignment. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of each of the parties hereto and shall also bind and inure to the benefit of any successor or successors of the Bank by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Bank, neither this Agreement nor any rights or benefits hereunder may be assigned by the Bank or by the Executive.

5. Withholding. All payments made by the Bank under this Agreement shall be net of any tax or other amounts required to be withheld by the Bank under applicable Federal and state law.

6. Governing Law. This Agreement shall be construed in accordance with, and governed for all purposes by, the laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

7. Interpretation. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

8. Enforcement. Any legal expenses incurred by the Executive in enforcing his rights hereunder (regardless of whether the provisions of this Agreement have terminated) shall be paid by the Bank, provided that both the Executive prevails on the merits of his claim or claims and the Bank's rights of appeal with respect to such claim or claims have been exhausted or have otherwise expired. The Bank shall pay such legal expenses (or reimburse the Executive, if appropriate) within thirty (30) days after the later of the date on which the conditions specified in the previous sentence are fulfilled or the date on which the Executive submits evidence of such legal expenses to the Board.

9. Amendment and Waiver. This Agreement may not be amended, supplemented or waived except by a writing signed by the party against which such amendment or waiver is to be enforced. The waiver by any party of a breach of any provision of this Agreement shall not operate to, or be construed as a waiver of, any other breach of that provision nor as a waiver of any breach of another provision.

10. Binding Effect. Subject to the provisions of Section 3 hereof, this Agreement shall be binding on the successors and assigns of the parties hereto.

11. Notices. Any notices, requests, demands and other communications provided for by the Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Bank


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or, in the case of the Bank, at its main office, attention of the President
(with a copy to Carol Hempfling Pratt, Foley, Hoag & Eliot, One Post Office Square, Boston, Massachusetts 02109).

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original but which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the Bank and the Executive have executed this Agreement under seal as of the date first set forth above.


IPSWICH SAVINGS BANK



By:/s/David L. Grey, President
   -------------------------------------
     David L. Grey, President
     Thereunto duly authorized

"EXECUTIVE"




By:/s/Kevin Dean
----------------
      Kevin Dean